Exhibit 5.1

SIDLEY AUSTIN LLP ONE SOUTH DEARBORN STREET CHICAGO, IL 60603 (312) 853 7000 (312) 853 7036 FAX	BEIJING BOSTON BRUSSELS CHICAGO DALLAS FRANKFURT GENEVA	HONG KONG HOUSTON LONDON LOS ANGELES NEW YORK PALO ALTO SAN FRANCISCO	SHANGHAI SINGAPORE SYDNEY TOKYO WASHINGTON, D.C.

FOUNDED 1866

December 3, 2013

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

303 West Madison Street, Suite 2400

Chicago, Illinois 60606

Re:	Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

6% Senior Notes due 2021

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-4 (File No. 333-192013) filed on October 31, 2013 by Aviv Healthcare Properties Limited Partnership, a Delaware limited partnership (the “Partnership”), Aviv Healthcare Capital Corporation, a Delaware corporation (the “Co-Issuer” and, together with the Partnership, the “Issuers”), Aviv REIT, Inc., a Maryland corporation and general partner of the Partnership (the “Parent”), and the direct and indirect subsidiaries of the Partnership listed on Schedule I hereto (together with the Parent, the “Guarantors”) with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”), as amended by Amendment No. 1 being filed with the Commission on the date hereof (such registration statement as so amended, the “Registration Statement”). The Registration Statement relates to the registration, as more fully described in the Registration Statement, of $250,000,000 aggregate principal amount of the Issuers’ 6% Senior Notes due 2021 (the “New Notes”), which are to be offered in exchange for an equivalent aggregate principal amount of the Issuers’ outstanding 6% Senior Notes due 2021 issued on October 16, 2013 (the “Old Notes”). The Old Notes are guaranteed by the Guarantors (the “Old Note Guarantees”), and the New Notes will be guaranteed by the Guarantors (the “New Note Guarantees”). Old Notes that are accepted for exchange for New Notes will be cancelled and retired. Each direct or indirect subsidiary of the Partnership listed on Schedule I hereto under the caption “Delaware Guarantors” shall be referred to herein as the “Delaware Guarantors.” Each indirect subsidiary of the Partnership listed on Schedule I hereto under the caption “Illinois Guarantors” shall be referred to herein as the “Illinois Guarantors.” The indirect subsidiary of the Partnership listed on Schedule I hereto under the caption “Texas Guarantor” shall be referred to herein as the “Texas Guarantor.”

Sidley Austin LLP is a limited liability partnership practicing in affiliation with other Sidley Austin partnerships.

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

December 3, 2013

The Old Notes and the Old Note Guarantees were, and the New Notes and the New Note Guarantees will be, issued pursuant to the Indenture, dated as of October 16, 2013 (the “Indenture”), among the Issuers, the Guarantors and The Bank of New York Mellon Trust Company, N.A., as trustee (the “Trustee”).

This letter is being delivered in accordance with the requirements of Item 21 of Form S-4 and Item 601(b)(5) of Regulation S-K, each under the Securities Act.

In rendering the opinions expressed below, we have examined and relied upon copies of the Registration Statement, the exhibits filed therewith, the Indenture, the form of New Notes, the resolutions adopted by the board of directors of the Parent, the general partner of the Partnership and the board of directors of the Co-Issuer relating to the Registration Statement, the Indenture and the issuance of the Old Notes and the New Notes by the Issuers and the resolutions adopted by the sole member or general partner of each Delaware Guarantor, each Illinois Guarantor and the Texas Guarantor relating to the Registration Statement, the Indenture and the issuance of the Old Note Guarantees and the New Note Guarantees by each such Delaware Guarantor, each such Illinois Guarantor and the Texas Guarantor. We have also examined originals, or copies of originals certified to our satisfaction, of such agreements, documents, certificates and other statements of government officials and other instruments, and have examined such questions of law and have satisfied ourselves as to such matters of fact, as we have considered relevant and necessary as a basis for this letter. We have assumed the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all persons and the conformity with the original documents of any copies thereof submitted to us for our examination. As to facts relevant to the opinions expressed herein, we have relied without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials and officers and other representatives of the Issuers and Guarantors.

Based on and subject to the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that:

1. The Partnership is a limited partnership validly existing and in good standing under the laws of the State of Delaware. The Co-Issuer is a corporation validly existing and in good standing under the laws of the State of Delaware. The Indenture and the New Notes have been duly authorized by the Issuers.

2. Each of the Delaware Guarantors is a limited liability company or limited partnership validly existing and in good standing under the laws of the State of Delaware. Each of the Illinois Guarantors is a limited liability company validly existing and in good standing under the laws of the State of Illinois. The Texas Guarantor is a limited liability company validly existing and in good standing under the laws of the State of Texas. The New Note Guarantee of each Delaware Guarantor, each Illinois Guarantor and the Texas Guarantor set forth in the Indenture has been duly authorized by each such Delaware Guarantor, each such Illinois Guarantor and the Texas Guarantor.

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

December 3, 2013

3. The New Notes will be legally issued and valid and binding obligations of the Issuers and the New Note Guarantees set forth in the Indenture will be legally issued and valid and binding obligations of the Guarantors, in each case when (i) the Registration Statement, as finally amended (including all post-effective amendments, if any), shall have become effective under the Securities Act and the Indenture shall have been qualified under the Trust Indenture Act of 1939, as amended, and (ii) the New Notes shall have been duly executed and issued by the Issuers and duly authenticated by the Trustee as provided in the Indenture and shall have been duly delivered against surrender and cancellation of like principal amount of the Old Notes in the manner described in the Registration Statement.

The foregoing opinions are subject to the following qualifications, exceptions, assumptions and limitations:

A.	The foregoing opinions are limited to matters arising under the laws of the State of New York, the General Corporation Law of the State of Delaware, as amended, the Delaware Limited Liability Company Act, as amended, the Delaware Revised Uniform Limited Partnership Act, as amended, the Limited Liability Company Act of the State of Illinois, as amended, the Texas Limited Liability Company Act, as amended, and the Texas Business Organizations Code, as amended. We express no opinion and make no statement as to the laws, rules or regulations of any other jurisdiction, including, without limitation, the federal laws of the United States of America, the laws of the States of New Mexico or Maryland or any state securities or blue sky laws.

B.

With respect to each instrument or agreement referred to in or otherwise relevant to the opinions set forth herein (each, an “Instrument”), we have assumed, to the extent relevant to the opinions set forth herein, that (i) each party to such Instrument (if not a natural person) was duly organized or formed, as the case may be, and was at all relevant times and is validly existing and in good standing under the laws of its jurisdiction of organization or formation, as the case may be, and had at all relevant times and has full right, power and authority to execute, deliver and perform its obligations under such Instrument, (ii) such Instrument has been duly authorized, executed and delivered by each party thereto and (iii) such instrument was at all relevant times and is a valid, binding and enforceable agreement or obligation, as the case may be, of, each party thereto; provided, that

Aviv Healthcare Properties Limited Partnership

Aviv Healthcare Capital Corporation

December 3, 2013

(x) we make no such assumption in clause (i) or (ii) insofar as such assumption relates to the Issuers, any Delaware Guarantor, any Illinois Guarantor or the Texas Guarantor and (y) we make no assumption in clause (iii) insofar as such assumption relates to the Issuers or the Guarantors. We have also assumed that no event has occurred or will occur that would cause the release of the New Note Guarantee by any Guarantor under the terms of the Indenture.

C.	Our opinions are subject to bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws relating to or affecting creditors’ rights generally and to general equitable principles (regardless of whether considered in a proceeding in equity or at law), including concepts of commercial reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief.

We hereby consent to the filing of this letter as an exhibit to the Registration Statement and to all references to our firm included in or made a part of the Registration Statement. In giving such consent, we do not thereby admit that we are in the category of persons for whom consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Sidley Austin LLP

Schedule I

Subsidiary Guarantors

Delaware Guarantors

Arkansas Aviv, L.L.C., a Delaware limited liability company

Arma Yates, L.L.C., a Delaware limited liability company

Aviv Asset Management, L.L.C., a Delaware limited liability company

Aviv Financing I, L.L.C., a Delaware limited liability company

Aviv Financing II, L.L.C., a Delaware limited liability company

Aviv Financing III, L.L.C., a Delaware limited liability company

Aviv Financing IV, L.L.C., a Delaware limited liability company

Aviv Financing V, L.L.C., a Delaware limited liability company

Aviv Foothills, L.L.C., a Delaware limited liability company

Aviv Healthcare Properties Operating Partnership I, L.P., a Delaware limited partnership

Aviv Liberty, L.L.C., a Delaware limited liability company

Avon Ohio, L.L.C., a Delaware limited liability company

Belleville Illinois, L.L.C., a Delaware limited liability company

Bellingham II Associates, L.L.C., a Delaware limited liability company

BHG Aviv, L.L.C., a Delaware limited liability company

Biglerville Road, L.L.C., a Delaware limited liability company

Bonham Texas, L.L.C., a Delaware limited liability company

Bradenton ALF Property, L.L.C., a Delaware limited liability company

Burton NH Property, L.L.C., a Delaware limited liability company

California Aviv, L.L.C., a Delaware limited liability company

California Aviv Two, L.L.C., a Delaware limited liability company

Camas Associates, L.L.C., a Delaware limited liability company

Casa/Sierra California Associates, L.L.C., a Delaware limited liability company

Chatham Aviv, L.L.C., a Delaware limited liability company

Chenal Arkansas, L.L.C., a Delaware limited liability company

Clarkston Care, L.L.C., a Delaware limited liability company

Colonial Madison Associates, L.L.C. a Delaware limited liability company

Columbia View Associates, L.L.C., a Delaware limited liability company

Columbus Texas Aviv, L.L.C., a Delaware limited liability company

Columbus Western Avenue, L.L.C., a Delaware limited liability company

Commerce Sterling Hart Drive, L.L.C., a Delaware limited liability company

Conroe Rigby Owen Road, L.L.C., a Delaware limited liability company

CR Aviv, L.L.C., a Delaware limited liability company

Crooked River Road, L.L.C., a Delaware limited liability company

Cuyahoga Falls Property, L.L.C., a Delaware limited liability company

Darien ALF Property, L.L.C., a Delaware limited liability company

Denison Texas, L.L.C., a Delaware limited liability company

East Rollins Street, L.L.C., a Delaware limited liability company

Elite Mattoon, L.L.C. a Delaware limited liability company

Elite Yorkville, L.L.C., a Delaware limited liability company

Falfurrias Texas, L.L.C., a Delaware limited liability company

Florence Heights Associates, L.L.C., a Delaware limited liability company

Florida Four Properties, L.L.C., a Delaware limited liability company

Fountain Associates, L.L.C., a Delaware limited liability company

Four Fountains Aviv, L.L.C., a Delaware limited liability company

Fredericksburg South Adams Street, L.L.C., a Delaware limited liability company

Freewater Oregon, L.L.C., a Delaware limited liability company

Fullerton California, L.L.C., a Delaware limited liability company

Gardnerville Property, L.L.C., a Delaware limited liability company

Germantown Property, L.L.C., a Delaware limited liability company

Giltex Care, L.L.C., a Delaware limited liability company

Glendale NH Property, L.L.C., a Delaware limited liability company

Great Bend Property, L.L.C., a Delaware limited liability company

HHM Aviv, L.L.C., a Delaware limited liability company

Hidden Acres Property, L.L.C., a Delaware limited liability company

Highland Leasehold, L.L.C., a Delaware limited liability company

Hot Springs Aviv, L.L.C., a Delaware limited liability company

Houston Texas Aviv, L.L.C., a Delaware limited liability company

Hutchinson Kansas, L.L.C., a Delaware limited liability company

Iowa Lincoln County Property, L.L.C., a Delaware limited liability company

Jasper Springhill Street, L.L.C., a Delaware limited liability company

Kansas Five Property, L.L.C., a Delaware limited liability company

Karan Associates, L.L.C., a Delaware limited liability company

Karan Associates Two, L.L.C., a Delaware limited liability company

KB Northwest Associates, L.L.C., a Delaware limited liability company

Kingsville Texas, L.L.C., a Delaware limited liability company

Manor Associates, L.L.C., a Delaware limited liability company

Mansfield Aviv, L.L.C., a Delaware limited liability company

Massachusetts Nursing Homes, L.L.C., a Delaware limited liability company

McCarthy Street Property, L.L.C., a Delaware limited liability company

Minnesota Associates, L.L.C., a Delaware limited liability company

Missouri Associates, L.L.C., a Delaware limited liability company

Missouri Regency Associates, L.L.C., a Delaware limited liability company

Monterey Park Leasehold Mortgage, L.L.C., a Delaware limited liability company

Mount Washington Property, L.L.C., a Delaware limited liability company

Mt. Vernon Texas, L.L.C., a Delaware limited liability company

Murray County, L.L.C., a Delaware limited liability company

Newtown ALF Property, L.L.C., a Delaware limited liability company

Norwalk ALF Property, L.L.C., a Delaware limited liability company

Oakland Nursing Homes, L.L.C., a Delaware limited liability company

October Associates, L.L.C., a Delaware limited liability company

Ogden Associates, L.L.C., a Delaware limited liability company

Ohio Aviv, L.L.C., a Delaware limited liability company

Ohio Aviv Three, L.L.C., a Delaware limited liability company

Ohio Aviv Two, L.L.C., a Delaware limited liability company

Ohio Pennsylvania Property, L.L.C., a Delaware limited liability company

Omaha Associates, L.L.C., a Delaware limited liability company

Orange ALF Property, L.L.C., a Delaware limited liability company

Oregon Associates, L.L.C., a Delaware limited liability company

Peabody Associates, L.L.C., a Delaware limited liability company

Peabody Associates Two, L.L.C., a Delaware limited liability company

Pomona Vista L.L.C., an Illinois limited liability company

Prescott Arkansas, L.L.C., a Delaware limited liability company

Richland Washington, L.L.C., a Delaware limited liability company

Riverside Nursing Home Associates, L.L.C., a Delaware limited liability company

Salem Associates, L.L.C., a Delaware limited liability company

San Juan NH Property, L.L.C., a Delaware limited liability company

Sandalwood Arkansas Property, L.L.C., a Delaware limited liability company

Savoy/Bonham Venture, L.L.C., a Delaware limited liability company

Searcy Aviv, L.L.C., a Delaware limited liability company

Sedgwick Properties, L.L.C., a Delaware limited liability company

Seguin Texas Property, L.L.C., a Delaware limited liability company

Skyview Associates, L.L.C., a Delaware limited liability company

Southeast Missouri Property, L.L.C., a Delaware limited liability company

Southern California Nevada, L.L.C., a Delaware limited liability company

Star City Arkansas, L.L.C., a Delaware limited liability company

Stevens Avenue Property L.L.C., a Delaware limited liability company

Texas Fifteen Property, L.L.C., a Delaware limited liability company

Tujunga, L.L.C., a Delaware limited liability company

VRB Aviv, L.L.C., a Delaware limited liability company

Wellington Leasehold, L.L.C., a Delaware limited liability company

West Pearl Street, L.L.C., a Delaware limited liability company

Willis Texas Aviv, L.L.C., a Delaware limited liability company

Yuba Aviv, L.L.C., a Delaware limited liability company

Illinois Guarantors

Benton Harbor, L.L.C., an Illinois limited liability company

Chippewa Valley, L.L.C., an Illinois limited liability company

Commerce Nursing Homes, L.L.C., an Illinois limited liability company

Effingham Associates, L.L.C., an Illinois limited liability company

Heritage Monterey Associates, L.L.C., an Illinois limited liability company

Hobbs Associates, L.L.C., an Illinois limited liability company

Idaho Associates, L.L.C., an Illinois limited liability company

Montana Associates, L.L.C., an Illinois limited liability company

Orange, L.L.C., an Illinois limited liability company

Red Rocks, L.L.C., an Illinois limited liability company

Rose Baldwin Park Property L.L.C., an Illinois limited liability company

Santa Ana-Bartlett, L.L.C., an Illinois limited liability company

Santa Fe Missouri Associates, L.L.C., an Illinois limited liability company

Sun-Mesa Properties, L.L.C., an Illinois limited liability company

Washington-Oregon Associates, L.L.C., an Illinois limited liability company

Watauga Associates, L.L.C., an Illinois limited liability company

Texas Guarantor

Wheeler Healthcare Associates, L.L.C., a Texas limited liability company

Other Subsidiary Guarantors

Alamogordo Aviv, L.L.C., a New Mexico limited liability company

Clayton Associates, L.L.C., a New Mexico limited liability company

N.M. Bloomfield Three Plus One Limited Company, a New Mexico limited liability company

N.M. Espanola Three Plus One Limited Company, a New Mexico limited liability company

N.M. Lordsburg Three Plus One Limited Company, a New Mexico limited liability company

N.M. Silver City Three Plus One Limited Company, a New Mexico limited liability company

Raton Property Limited Company, a New Mexico limited liability company

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